EFiled: Mar 22 2010 4:45PM EDT Transaction ID 30180052 Case No. 5367-
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

:
PENTWATER GROWTH FUND, LTD.,	:
OCEANA MASTER FUND, LTD., and	:
PENTWATER EQUITY	:
OPPORTUNITIES MASTER FUND,	:
:
:
Plaintiffs,	:
:
v.	:	C. A. No.
:
BPW ACQUISITION CORP.,	:
a Delaware corporation, and	:
THE TALBOTS, INC.,	:
a Delaware corporation,	:
:
Defendants.	:

VERIFIED COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF
     Plaintiffs Pentwater Growth Fund, Ltd., Oceana Master Fund, Ltd., and Pentwater Equity Opportunities Master Fund (collectively, “Pentwater” or “Plaintiffs”), by their undersigned counsel, bring this action against defendants BPW Acquisition Corp. (“BPW” or the “Company”) and The Talbots, Inc. (“Talbots” and together with BPW, the “Defendants”), for (i) a declaration that Defendants’ attempt to amend a warrant agreement that governs the terms and conditions under which BPW’s publicly-traded warrants can be exercised constitutes a breach of contract and/or a breach of the implied covenant of good faith and fair dealing, and (ii) an injunction to enjoin both the closing of an exchange offer for the warrants and the effectiveness of the consent solicitation to amend the warrant agreement until such time as this Court rules on the legality of the proposed warrant amendments. In support thereof, Pentwater hereby alleges, upon knowledge as to its own conduct and acts in which it was involved and upon information and belief as to other matters, as follows:
NATURE OF THE ACTION
     1. BPW and Talbots signed an agreement and plan of merger on December 8, 2010, which was subsequently amended on February 17, 2010 (the “Merger”). A shareholder vote of BPW and Talbot’s shareholders approving the Merger occurred on February 24, 2010. The last remaining substantive condition to closing the Merger is an exchange offer involving BPW’s warrants. That exchange offer was launched on March 1, 2010 and is scheduled to expire at midnight on March 26, 2010. The Merger is expected to close on or about March 31, 2010.
     2. On Wednesday March 17, 2010, just nine (9) days prior to the expiration of the warrant exchange offer, BPW filed a preliminary proxy statement by which it is seeking consents to amend the warrant agreement governing the BPW warrants. The amendment seeks to decrease the Warrant Exercise Period and remove anti-dilution protections from the warrant agreement. BPW claims that it only needs a majority of public warrant holders to consent to its requested amendments despite protections contained within the warrant agreement that require written consent of all warrant holders to make such changes. BPW has chosen to file its preliminary proxy statement just nine days prior to the expiration of the warrant exchange offer in an attempt to coerce warrant holders into participating in the exchange offer. That coercion is exacerbated by the fact that there is precious little time to seek a legal remedy. The result of the proposed amendments which seek to decrease the Warrant Exercise Period and remove the anti-dilution protections would be to materially decrease the value of the BPW warrants for those holders who do not tender into the exchange offer. For example, if the consent solicitation is successful, non-tendering BPW warrantholders will be left with warrants having an exercise period delayed by one year and stripped of valuable and customary anti-dilution and anti-destruction provisions. The proposed warrant amendments are coercive because (i) they punish non-tendering warrantholders with the threat of economically marginalized warrants on terms significantly worse than the terms on which the warrants were purchased, and (ii) permit those who participate in the exchange to nonetheless simultaneously amend the warrant they are exchanging to the detriment of those who do not participate. The structural coerciveness aside, the proposed amendments to the warrant agreement violate the express terms of the warrant agreement itself, as well as the implied covenant of good faith and fair dealing. In particular, the proposed amendments impermissibly reduce the exercise period of the BPW warrants and also impermissibly reduce the number of shares of common stock issuable upon exercise of the warrants.
THE PARTIES
     3. Plaintiffs are all funds raised and managed by Pentwater Capital Management, LP (“Pentwater Capital”), which is a limited partnership organized under the laws of Delaware and based in Chicago, Illinois. Pentwater Capital manages $1 billion in equity and credit investments for its investors. Plaintiffs are the beneficial owners of 3,304,070 public warrants issued by BPW, which constitutes approximately 9% of the currently outstanding public warrants. Plaintiffs are also holders of BPW common stock.
     4. Defendant BPW is a blank check company — commonly referred to as a special purpose acquisition company or “SPAC” — formed on October 12, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, referred to as an “Initial Business Combination.” If BPW fails to consummate an Initial Business Combination by April 26, 2010 BPW will liquidate and distribute the proceeds held in a trust account to the Company’s public stockholders. BPW is a Delaware corporation and its registered agent for service of process is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.
     5. Defendant Talbots is a specialty retailer and direct marketer of women’s apparel, shoes, and accessories. At the end of fourth quarter 2009, the Company operated 580 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots is a Delaware corporation and its registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. While this Complaint contains no cause of action against Talbots, Talbots is nevertheless made a party because Talbots is a necessary (or, at least, interested) party with respect of the relief sought herein.
JURISDICTION AND GOVERNING LAW
     6. This Court has subject matter jurisdiction over this action based on, inter alia, Section 111(a) of the Delaware General Corporation Law.
     7. While the warrant agreement at issue provides that the Company (i.e., BPW) commits to bring any action arising out of the agreement in the state or federal courts of New York, there is no such restriction on warrantholders’ ability to commence suit in any competent jurisdiction. The agreement also provides that the warrants are contracts formed under the laws of New York and shall be construed in accordance with New York law.

FACTUAL BACKGROUND
The IPO And The Warrant Agreement
     8. On March 3, 2008, the Company consummated its initial public offering (the “IPO”). The Company sold 35,000,000 Units in the IPO. Each Unit consisted of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.50 per share. Upon information and belief, warrants to purchase 35,000,000 shares of the Company’s common stock are held by public warrantholders. Upon information and belief, warrants to purchase 14,776,471 shares of the Company’s common stock are held by Perella Weinberg Partners Acquisition LP and BNYH BPW Holdings LLC (which are banks that sponsored the IPO) as well as certain of the Company’s directors.
     9. The terms of the Company’s warrants issued in the IPO (together, “Public Warrants” or “BPW Warrants”) are set forth in a Warrant Agreement dated as of February 26, 2008 (the “Warrant Agreement”). A true and correct copy of the Warrant Agreement is attached hereto as Exhibit “A.”
     10. Section 6(a) of the Warrant Agreement provides for a “Warrant Exercise Period.” For the Public Warrants, the Warrant Exercise Period is to commence “on the later of (1) the date that is l2 months from the final prospectus relating to the IPO; and (2) on the date on which the Company completes its Initial Business Combination.” (Ex. “A” at A-6.) The Warrant Exercise Period is to end upon the earlier of “(A) the date that is six years from the final prospectus relating to the IPO, and (B) the Business Day preceding the date upon which such Warrants are redeemed pursuant to Section 6(b) below or expire pursuant to Section 6(f) below.” (Id.) Upon information and belief, the Company does not anticipate that the Public Warrants will be redeemed pursuant to Section 6(b) or expire pursuant to Section 6(f). Accordingly, it is presently anticipated that (i) the Warrant Exercise Period will commence upon the completion of the Merger, and (ii) the Warrant Exercise Period will continue until February 26, 2014.
     11. Section 11 of the Warrant Agreement provides for certain adjustments in the number of shares of the Company’s common stock issuable upon the exercise of each warrant, including certain provisions commonly referred to as anti-dilution and anti-destruction provisions. (See id. at A-11.) These provisions are intended to protect the warrantholders in the event of certain events that, absent such provisions, would have the effect of decreasing the proportional equity interest in the Company available to a warrantholder upon the exercise of a warrant. In addition, Section 11(g) expressly obligates the Company’s board of directors (“Board”) to exercise “good faith judgment” to make further adjustments in accordance with the “essential intent and principles” of the section “to protect such [warrantholders’] purchase rights[.]” (Id.)
     12. Section 18 of the Warrant Agreement sets forth the procedures that must be followed for the Warrant Agreement to be amended. (See id. at A-18.) Section 18 requires that the Company obtain the consent of each and every warrantholder before the Company may amend the Warrant Agreement to “reduce the Warrant Exercise Period.” (Id.) Section 18 further provides that the consent of each and every warrantholder is needed before the Company may amend the Warrant Agreement to “reduce the number of Warrant Shares issuable upon the exercise of a Warrant except as contemplated by Section 11.” (Id.) Neither the Warrant Exercise Period (in Section 6) nor the provisions of Section 11 of the Warrant Agreement have ever been amended.

BPW And Talbots Execute The Merger Agreement
     13. On December 8, 2009, the Company publicly announced that it had entered into a merger agreement to be acquired by Talbots (the “Merger Agreement”). On February 24, 2010, the Company’s stockholders approved the Merger Agreement. Pursuant to the Merger Agreement, a direct wholly-owned subsidiary of Talbots will be merged with and into BPW, with BPW being the surviving entity. BPW publicly disclosed that it expected the Merger to close in the first quarter of calendar year 2010. It also publicly disclosed that it anticipates the Merger will constitute the Initial Business Combination by reference to which the Warrant Exercise Period is calculated.
     14. In the Merger, each share of BPW common stock (other than shares of BPW common stock owned by Talbots or BPW immediately before the completion of the Merger, and shares of BPW common stock held by BPW stockholders that validly exercise their conversion rights under BPW’s charter to receive cash), will be converted into the right to receive a number of shares of Talbots common stock having an implied value of approximately $11.25.
Talbots Launches An Exchange Offer For BPW Warrants
     15. In connection with the Merger, Talbots is currently conducting an offer to exchange (the “Exchange Offer”) each BPW Warrant for shares of common stock, par value $0.01 per share, of Talbots (the “Talbots Common Stock”) or warrants to acquire shares of Talbots Common Stock (the “Talbots Warrants”). The Exchange Offer commenced on March 1, 2010, simultaneously with the filing by Talbots of a Registration Statement to cover the common stock issuable in connection with the Exchange Offer. The Exchange Offer is set to expire at midnight on March 26, 2010 and is subject to a minimum tender condition requiring that at least 90% of the Public Warrants be tendered and not properly withdrawn prior to expiration of the Exchange Offer.
     16. Pursuant to the Exchange Offer, BPW Warrants may be exchanged for either (i) a number of shares of Talbots Common Stock determined by using the same exchange ratio used to determine the Merger consideration, or (ii) a number of Talbots Warrants based on an exchange ratio equal to 10 times the Talbots Common Stock exchange ratio used to determine the Merger consideration.
     17. Holders of BPW Warrants who exchange them for Talbots’ Warrants will end up holding warrants worth substantially less that warrants that are not voluntarily exchanged. Despite an economically sound rationale for some holders of Public Warrants to decline the Exchange Offer, Defendants, as explained below, are attempting to amend impermissibly the warrants to disincentivize holders of BPW Warrants from retaining those more valuable warrants and coerce them into accepting the Exchange Offer.
To Coerce Warrantholders To Tender Into The Offer,
BPW Solicits Consents To Impermissibly Amend The Warrant Agreement
     18. The Company filed a Preliminary Proxy Statement on March 17, 2010 (the “Proxy”) for the purpose of soliciting consents in respect of each outstanding Warrant in favor of authorization to amend the Warrant Agreement (the “Consent Solicitation”). A true and correct copy of the Proxy is attached hereto as Exhibit “B.” Contrary to the unanimity requirement of Section 18 of the Warrant Agreement, the Consent Solicitation is premised on the (incorrect) notion that only majority consent is needed for an amendment. The Consent Solicitation works in tandem with the Exchange Offer to pressure BPW’s warrantholders to tender into the Exchange Offer by ensuring that non-tendering warrantholders will be left with watered-down BPW Warrants upon completion of the

Merger. For example, and as described more fully below, the Company seeks to amend the Warrant Agreement to reduce the Warrant Exercise Period so that unexchanged BPW Warrants will not be exercisable for a period of one year from the date of the completion of the Merger. This materially and detrimentally alters the rights of warrantholders to exercise their BPW Warrants immediately upon the completion of the Merger, as is currently allowed by the Warrant Agreement.
     19. Further, unexchanged Warrants also will be stripped of certain anti-dilution and other protections currently in effect under the Warrant Agreement. Following the Merger, Talbots will be able to take certain actions with respect to the Talbots Common Stock, including common stock dividends, stock splits, extraordinary dividends (including distributions of cash, securities or other assets) and similar actions, without any required anti-dilution adjustment to the terms of the unexchanged BPW Warrants. For example, in the event of a stock split with respect to the Talbots Common Stock, the terms of the unexchanged BPW Warrants as amended by the Warrant Amendment would provide for no corresponding increase to the number of shares of Talbots Common Stock issuable on exercise of unexchanged BPW Warrants and corresponding decrease of the exercise price.
     20. In addition, if the Warrant Amendment is approved, upon the occurrence of certain future events, including without limitation certain reclassifications, reorganizations, mergers or consolidations involving Talbots or BPW, or upon a dissolution of Talbots or BPW following certain asset sales or transfers involving Talbots or BPW, the Board at such time will have the option to cancel each unexchanged BPW Warrant in exchange for the right to receive a cash payment equal to the excess, if any, of the fair market value (as determined by the Board in its sole discretion) of the consideration that the holder of such unexchanged BPW Warrant would have received if such holder had exercised such unexchanged BPW Warrant immediately prior to such event, over the exercise price then applicable to such unexchanged BPW Warrant.
     21. Approval of the Warrant Amendment further harms the holders of unexchanged BPW Warrants because, in connection with the completion of the Exchange Offer and the Merger, BPW will seek to delist the BPW Warrants from trading on the NYSE Amex. Unexchanged BPW Warrants will therefore cease to be eligible for trading on any public market.
     22. Specifically, the Warrant Amendment would delete or alter certain provisions of the Warrant Agreement as follows:
     a. Section 6(a), which includes the Warrant Exercise Period, would be revised to modify the exercise period such that the exercise period would commence on the earlier of (i) 12 months from the date on which BPW completes its Initial Business Combination, which is anticipated to be the Merger, and (ii) a determination of the board of directors of BPW, in its discretion, that the Warrant Exercise Period has commenced, and, in each case would end on the earlier of (x) the date this is earlier of (1) seven years from the date of the final prospectus relating to BPW’s initial public offering (i.e., February 26, 2015) and (2) in the event that the Warrant Exercise Period with respect to BPW Warrants other than BPW Warrants issued to BPW’s sponsors prior to BPW’s initial public offering shall have commenced pursuant clause (ii) above, six years from the date of the final prospectus relating to BPW’s initial public offering (i.e., February 26, 2014) plus the number of days following the date on which BPW completes its Initial

Business Combination up to and including the date of such public announcement, and (y) the business day preceding the date on which the BPW Warrants are redeemed or expires;
     b. Section 11(a), which provides for an increase in the number of shares of common stock issuable upon exercise of BPW Warrants in the event of stock dividends and stock splits, would be deleted in its entirety. This, in conjunction with the amendment of Section 6(a) to delay the commencement of the Warrant Exercise Period, provides a particularly strong example of the coercive effect of the Offer and the Consent Solicitation. Assume a share of Talbots Common Stock is worth approximately $12. Assume further a post-Merger 2:1 stock split. Absent the Warrant Amendments, the BPW Warrants would be adjusted to double the number of shares issuable upon exercise. Giving effect to the Warrant Amendments, a BPW Warrantholder like Pentwater is left with warrants having no anti-dilution protection and an exercise price of $7.50 for shares of common stock now worth $6.00. Just as bad, if not worse, the holder of post-Merger unexchanged BPW Warrants will be prevented from exercising for one year following the Merger, leaving that holder completely unprotected from the dilutive effect of a stock split at any time within one year after the Merger. Yet, the ability of Talbots to do a stock split without having to increase the number of shares upon exercise is precisely one of the publicly disclosed purposes for the Warrant Amendments;

     c. Section 11(c), a so-called anti-destruction clause, would be revised to (i) exclude any increase in the number of outstanding shares of Talbots Common Stock resulting from a stock dividend payable in shares of Talbots Common Stock or from a split-up of shares of Talbots Common Stock or other similar event and (ii) provide that the Board at such time will have the option to cancel each unexchanged BPW Warrant in exchange for the right to receive a cash payment upon certain reclassifications, reorganizations, mergers or consolidations involving Talbots or BPW, or a dissolution of Talbots or BPW following certain assets sales or transfers involving Talbots or BPW, as applicable;
     d. Section 11(d), which provides for an increase in the number of shares of common stock issuable upon exercise of BPW Warrants in the event that the Company distributes extraordinary dividends to its holders of Common Stock, would be deleted in its entirety. This adjustment would be made, for example, if the Company distributed assets such as cash or debt securities (but not stock dividends, which are governed by Section 11(a) of the Warrant Agreement) to holders of its Common Stock other than as part of regular quarterly or other periodic dividends; and
     e. Section 11(g), which requires the Board to use its good faith judgment to protect the “purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles” of Section 11, would be deleted in its entirety.

     23. In sum, the purpose of the Warrant Amendment is to permit Talbots, following the Merger, to take certain actions with respect to the Talbots Common Stock, including common stock dividends, stock splits, extraordinary dividends (including distribution of cash, securities or other assets) and similar actions without any required anti-dilution adjustment to the terms of the unexchanged BPW Warrants and to provide the Board at such time with the option, upon the occurrence of certain future events, including without limitation certain reclassifications, reorganizations, mergers or consolidations involving Talbots or BPW, or upon a dissolution of Talbots or BPW following certain asset sales or transfers involving Talbots or BPW, as applicable, to cancel each unexchanged BPW Warrant in exchange for the right to receive a cash payment equal to the excess, if any, of the fair market value (as determined by the Board at such time, acting in its sole discretion) of the consideration that the holder of such unexchanged BPW Warrant would have received if such holder had exercised such unexchanged BPW Warrant immediately prior to such event, over the exercise price then applicable to such unexchanged BPW Warrant.
     24. The structure and timing of the Consent Solicitation and impermissible Warrant Amendment reveals that they are inextricably linked to the Exchange Offer and are intended as a mechanism to coerce holders of Public Warrants into accepting the Exchange Offer, or risk having their unexchanged warrants devalued and stripped of customary anti-dilution and anti-destruction protections. BPW’s own Proxy states:

If the Warrant Amendment becomes effective, holders of unexchanged BPW Warrants (if any) will not be able to exercise their unexchanged BPW Warrants for up to one year from the date of the completion of the Merger...In addition, the Warrant Amendment will clarify that the unexchanged BPW Warrants will no longer be entitled to the benefit of anti-dilution protections and other provisions in the Existing Warrant Agreement that will be removed or modified. As a result, following the Merger, Talbots will be able to take certain actions with respect to the Talbots Common Stock, including common stock dividends, stock splits, extraordinary dividends (including distributions of cash, securities or other assets) and similar actions, without any required anti-dilution adjustment to the terms of the unexchanged BPW Warrants. For example, in the event of a stock split with respect to the Talbots Common Stock, the terms of the unexchanged BPW Warrants as amended by the Warrant Amendment would provide for no corresponding increase to the number of shares of Talbots Common Stock issuable on exercise of unexchanged BPW Warrants and corresponding decrease of the exercise price.
(Ex. “B”at 1.)
COUNT I — DECLARATORY JUDGMENT
(Breach of Warrant Agreement — Modification of Warrant Exercise Period)
     25. Pentwater repeats and reallages the allegations in Paragraphs 1-24 as if fully set forth herein.
     26. Pentwater seeks a declaration, in accord with 10 Del. C. § 6501, et seq., that BPW’s contention that it can alter the Warrant Exercise Period by seeking consent from a majority of warrantholders is a violation of Section 18 of the Warrant Agreement, which provides in pertinent part that “without the prior written consent of each holder of Warrants affected, an amendment or supplement may not...reduce the Warrant Exercise Period.”

     27. The one-year delay in the commencement of the Warrant Exercise Period contemplated by the Warrant Amendment is a reduction of the current Warrant Exercise Period and materially prejudices holders of unexchanged BPW Warrants for the reasons set forth herein.
     28. There is a ripe controversy regarding the proper legal interpretation of Section 18 of the Warrant Agreement, and a declaration by this Court will resolve an issue having a material and immediate impact on significant legal rights.
     29. Pentwater has no adequate remedy at law.
COUNT II — DECLARATORY JUDGMENT
(Breach of Implied Covenant — Modification of Warrant Exercise Period)
     30. Pentwater repeats and reallages the allegations in Paragraphs 1-29 as if fully set forth herein.
     31. As an alternative, or in addition to the relief requested in Count I, Pentwater seeks a declaration that BPW’s attempt to alter the Warrant Exercise Period is a violation of the implied covenant of good faith and fair dealing.
     32. For the reasons set forth herein, Defendants’ conduct is designed to deny Pentwater the benefit of Section 18 of the Warrant Agreement, which provides in pertinent part that “without the prior written consent of each holder of Warrants affected, an amendment or supplement may not...reduce the Warrant Exercise Period.” The intent and purpose of this provision is to protect the reasonable commercial expectations of BPW Warrantholders and that intent and purpose is being frustrated by the Warrant Amendment.
     33. Echoing the obligations imposed on BPW by the implied covenant of good faith and fair dealing, and bolstering all the allegations forth herein, the Board has obligated itself to “protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of” the provisions of Section 11 of the Warrant Agreement. (See Ex. “A” at A-13, §11(g).) The Exchange Offer and Consent Solicitation have been timed and structured to impair the rights of warrantholders who do not participate in the Exchange Offer.
     34. There is a ripe controversy regarding whether BPW’s attempt to modify the Warrant Exercise Period by delaying its commencement for one year is violative of the implied covenant of good faith and fair dealing, and a declaration by this Court will resolve an issue having a material and immediate impact on significant legal rights.
     35. Pentwater has no adequate remedy at law.
COUNT III — DECLARATORY JUDGMENT
(Breach of Warrant Agreement — Reduction of Shares Issuable Upon Exercise)
     36. Pentwater repeats and reallages the allegations in Paragraphs 1-35 as if fully set forth herein.
     37. Pentwater seeks a declaration, in accord with 10 Del. C. § 6501, et seq., that BPW’s attempt to eliminate and/or alter the anti-dilution and anti-destruction provisions of the Warrant Agreement is a violation of Section 18 of the Warrant Agreement, which provides in pertinent part that “without the prior written consent of each holder of Warrants affected, an amendment or supplement may not...reduce the number of Warrant Shares issuable upon the exercise of a Warrant....”
     38. There is a ripe controversy regarding the proper legal interpretation of Section 18 of the Warrant Agreement, and a declaration by this Court will resolve an issue having a material and immediate impact on significant legal rights.
     39. Pentwater has no adequate remedy at law.

COUNT IV — DECLARATORY JUDGMENT
(Breach of Implied Covenant — Reduction of Shares Issuable Upon Exercise)
     40. Pentwater repeats and reallages the allegations in Paragraphs 1-39 as if fully set forth herein.
     41. As an alternative, or in addition to the relief requested in Count III, Pentwater seeks a declaration that BPW’s attempt to eliminate and/or alter the anti-dilution and anti-destruction provisions in the Warrant Agreement is a violation of the implied covenant of good faith and fair dealing.
     42. For the reasons set forth herein, BPW’s conduct is designed to deny Pentwater the benefit of Section 18 of the Warrant Agreement, which provides in pertinent part that “without the prior written consent of each holder of Warrants affected, an amendment or supplement may not... reduce the number of Warrant Shares issuable upon the exercise of a Warrant....” by eliminating and/or altering the anti-dilution and anti-destruction provisions in the Warrant Agreement. The intent and purpose of this provision is to protect the reasonable commercial expectations of BPW Warrantholders and that intent and purpose is being frustrated by the Warrant Amendment.
     43. Echoing the obligations imposed on BPW by the implied covenant of good faith and fair dealing, and bolstering all the allegations forth herein, the Board has obligated itself to “protect the purchase rights of the registered holders of the Warrants in accordance with the essential intent and principles of” the provisions of Section 11 of the Warrant Agreement. (See Ex. “A” at A-13, §11(g).)

     44. There is a ripe controversy regarding whether BPW’s attempt to eliminate and/or alter the anti-dilution and anti-destruction provisions in the Warrant Agreement is violative of the implied covenant of good faith and fair dealing, and a declaration by this Court will resolve an issue having a material and immediate impact on significant legal rights.
     45. Pentwater has no adequate remedy at law.
PRAYER FOR RELIEF
     WHEREFORE, Plaintiffs respectfully request that this Honorable Court enter an Order:
a.	Declaring that BPW’s attempt to modify the Warrant Exercise Period constitutes a breach of the Warrant Agreement;

b.	Declaring that BPW’s attempt to reduce the number of shares issuable upon exercise of the Warrants by eliminating and/or modifying the anti-dilution and anti-destruction provisions constitutes a breach of the Warrant Agreement;

c.	Declaring that BPW’s attempt to modify the Warrant Exercise Period constitutes a breach of the implied covenant of good faith and fair dealing;

d.	Declaring that BPW’s attempt to reduce the number of shares issuable upon exercise of the Warrants by eliminating and/or modifying the anti-dilution and anti-destruction provisions constitutes a breach of the implied covenant of good faith and fair dealing;

e.	Enjoining the closing of the Exchange Offer until such time as this Court rules on the legality of the Warrant Amendment;

f.	Enjoining the effectiveness of the Consent Solicitation to amend the Warrant Agreement until such time as the Court rules on the legality of the Warrant Amendment; and

g.	Granting such other and further relief as the Court deems just and proper.

DATED: March 22, 2010	EDWARDS ANGELL PALMER & DODGE LLP

/s/ John L. Reed

John L. Reed (I.D. No. 3023)
Paul D. Brown (I.D. No. 3903)
K. Tyler O’Connell (I.D. No. 4514)
Aleine M. Porterfield (I.D. No. 5053)
919 North Market Street, Suite 1500
Wilmington, Delaware 19801
302-777-7770 (Telephone)
302-777-7263 (Facsimile)

Attorneys for Plaintiffs Pentwater Growth Fund, Ltd., Oceana Master Fund, Ltd., and Pentwater Equity Opportunities Master Fund